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                                                                   EXHIBIT 10.34


                          SUBORDINATED PROMISSORY NOTE


BORROWER:      Windrose International, L.L.C., an Indiana Limited Liability
               Company.

               7101 Executive Center Drive, Suite 250
               Brentwood, Tennessee 37027

LENDER:        Klipsch Audio, Inc.

               3502 Woodview Trace
               Suite 200,
               Indianapolis, Indiana 46268

PRINCIPAL AMOUNT:   $300,000.00

INITIAL RATE:       4.75%


DATE OF NOTE:       May 11, 2002

PROMISE TO PAY. Windrose International, L.L.C. ("Borrower") promises to pay to Klipsch Audio, Inc. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Hundred Thousand & 00/100 Dollars ($300,000.00), together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date hereof until repayment in full.

PAYMENT. Borrower will pay this loan on demand in one payment of all outstanding principal plus all accrued unpaid interest. Interest shall accrue on the unpaid principal balance of this Note at the Index as set forth below and as adjusted from time to time. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual Interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the National Prime Rate as published in the Money Rate section of the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used (the "Index"). If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. The Index currently is 4.75% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of the Index, resulting in an Initial rate of 4.75% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed at any time. Prepayments will reduce the principal balance due. Borrower agrees not to send Lender


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payments marked "paid in full", "without recourse", or similar language. If
Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Klipsch Audio, Inc., 3502 Woodview Trace, Suite 200, Indianapolis, Indiana 46268.

LATE CHARGE. If a payment is 10 days or more after demand, Borrower will be charged 5.0% of the unpaid principal.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon demand, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 4.0 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

         PAYMENT DEFAULT. Borrower fails to make any payment upon demand under this Note.

         OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

         DEFAULT IN FAVOR OF THIRD PARTIES. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

         FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

         INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the


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claim which is the basis of the creditor or forfeiture proceeding and if
Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

         EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

         CHANGE IN OWNERSHIP. Fred S. Klipsch ceases to own a majority (51%) or more of the common stock of Borrower.

         ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Indiana. This Note has been accepted by Lender in the State of Indiana.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by security interests in a Security Agreement dated of even date herewith covering all of Borrower's collateral as described herein and the Guarantees of Hospital Affiliates Development Corporation and Alliance Design Group, L.L.C. The Guarantees of Hospital Affiliates Development Corporation and Alliance Design Group, L.L.C. are further secured by Security Agreements of Borrower, Hospital Affiliates Development Corporation and Alliance Design Group, L.L.C. of even date herewith. The collateral of Borrower and each of the Guarantors under the respective security agreements is, with respect to each party as follows: All Inventory, equipment, accounts (including, but not limited to all health-care-insurance receivables), chattel paper, instruments


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(including, but not limited to all promissory notes), letters of credit, documents, deposit accounts, investment property, money, other rights to payment and performance and general intangibles (including, but not limited to all software and all payment intangibles); all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies and commingled goods relating to the foregoing property, and all additions, replacements and substitutions for all or any part of the foregoing property; all insurance refunds relating to the foregoing property, and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media; and all supporting obligations relating to the foregoing property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now owned or hereafter subject to any rights in the foregoing property; and all products and proceeds (including, but not limited to all insurance payments, general intangibles and accounts proceeds) of or relating to the foregoing property and all contract rights and all furniture and fixtures.

SUBORDINATION. This Note and the Security Agreement of Borrower, the Guarantees and Security Agreements of Hospital Affiliates Development Corporation and Alliance Design Group, L.L.C. are expressly subordinate to the full payment of all indebtedness of the Borrower and/or Hospital Affiliates Development Corporation to CIB Bank.

LOAN PURPOSE. The Undersigned hereby warrant and certify that the proceeds of this loan will be used solely for business purposes, as follows: Working Capital and to fund expenses of the pubic offering of shares of Windrose Medical Properties Trust (the "Windrose IPO"), including, but not limited to attorneys and accountants fees, printing and distribution costs, earnest money deposits for the acquisition of properties related thereto and other related expenses.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the Collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.


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BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.


BORROWER:


WINDROSE INTERNATIONAL, L.L.C.


BY: /s/ O. B. McCoin
   -----------------------------

TITLE: President/CEO
      --------------------------


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